UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2004

UMB FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)
Missouri (State or other jurisdiction of incorporation)	0-4887 (Commission File Number)	43-0903811 (I.R.S. Employer Identification No.)

1010 Grand Blvd.

Kansas City, MO 64106

(Address of principal executive office)(Zip Code)

(816) 860-7889

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(a)	Not applicable.
(b)

Disclosure . . . when a director retires, resigns, is removed or refuses to stand for re-election for any reason other than as a result of a disagreement or for cause.

Effective September 22, 2004, James R. Elsesser resigned as Chairman and Chief Executive Officer of Interstate Bakeries Corp., which filed for Chapter 11 bankruptcy protection on that date. In accordance with UMB Financial Corporation's Corporate Governance Guidelines, Mr. Elsesser notified UMB Financial Corporation that he was resigning as a director of the corporation, effective immediately, because of this change in personal circumstances.

Mr. Elsesser served on the audit committee of the board of directors and as the designated financial expert of the audit committee. The board of directors does not have an independent financial expert to serve in Mr. Elsesser's stead, and is searching for a qualified replacement

(c)	Not applicable.
(d)	Not applicable.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits.
17.1 Letter of resignation from Director James R. Elsesser.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

UMB FINANCIAL CORPORATION
By: /s/ Daniel C. Stevens
Daniel C. Stevens
Chief Financial Officer

Date: September 24, 2004.